Exhibit 99.1

        BAKER PRESIDENT AND CEO DON FUSILLI UNDERGOES SURGERY AND WILL BE
         TAKING MEDICAL LEAVE; CHAIRMAN SHAW TO ASSUME HIS DUTIES, WITH
                           SUPPORT OF MANAGEMENT TEAM

        PITTSBURGH, Jan. 27 /PRNewswire-FirstCall/ -- Michael Baker Corporation (Amex: BKR) announced today that Donald P. Fusilli, Jr., the company's president and chief executive officer, has undergone surgery for a brain tumor and will be taking an extended leave of absence.

        (Logo: http://www.newscom.com/cgi-bin/prnh/20020605/BAKERLOGO )

        In his absence, Fusilli's duties will be assumed by Chairman Richard L. Shaw, with support from members of Baker's management team.

        The company has scheduled a conference call and webcast for Friday, January 28 at 10:00 AM Eastern Standard Time to discuss this announcement. Please call 800-860-2442 at least 10 minutes prior to the start of the call. To access the webcast, please visit the investor relations portion of Baker's website at http://www.mbakercorp.com .

        Michael Baker Corporation ( http://www.mbakercorp.com ) provides engineering and operations and maintenance expertise for public and private sector clients worldwide. The firm's primary services include engineering design for the transportation and civil infrastructure markets, operation and maintenance of oil and gas production facilities, architecture, environmental services, and construction management for building and transportation projects. Baker has more than 4,500 employees in over 40 offices across the United States and internationally.

SOURCE  Michael Baker Corporation
     -0-                             01/27/2005
     /CONTACT: David Higie of Michael Baker Corporation, +1-412-269-6449/ /First Call Analyst: /
     /FCMN Contact: csteinacker@mbakercorp.com /
     /Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20020605/BAKERLOGO
             AP Archive: http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
     /Web site:  http://www.mbakercorp.com /